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                                                                    Exhibit A-68

                            ARTICLES OF INCORPORATION

                                       OF

                            SOUTH WORKS POWER COMPANY


                        PURSUANT TO THE PROVISIONS OF THE
                        INDIANA BUSINESS CORPORATION LAW



                                    ARTICLE I

                                      NAME

The name of the Corporation is South Works Power Company.


                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

        The street address of the Corporation's registered office at the time of the adoption of these Articles of Incorporation is 5265 Hohman Avenue, Hammond, Indiana 46320. The name of its Resident Agent at the tiem of adoption of these Articles of Incorporation is Nina M. Raush.


                                   ARTICLE III

                                     SHARES

Section 3.1. Number of Shares. The capital stock of the Corporation shall be of one class and kind, which may be referred to as common shares. The total number of shares which the Corporation has authority to issue shall be 1,000 shares without par value.

Section 3.2. Other Terms of Shares. The Corporation's shares shall be equal in every respect insofar as their relationship to the Corporation is concerned (but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation). The holders of shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares shall be entitled to share, ratably according to the number of shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

The Corporation shall have the power to acquire (by purchase, redemption or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel or otherwise dispose of the shares of the Corporation in the manner and to


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the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders thereof, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities. Shares of the Corporation purchased, redeemed or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

                                   ARTICLE IV

                              REMOVAL OF DIRECTORS

        Any one or more of the members of the Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be cast at an election of Directors. No Director may be removed except as provided in this
Article IV.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

        Section 5.1. Headings. The headings of this Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.

        Section 5.2. Incorporator. The name and post office address of the incorporator of the Corporation is as follows:

Carlen C. Sellers, c/o Schiff Hardin & Waite, 6600 Sears Tower, Chicago, IL
60606

IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 9th day of June, 1999.

/s/ Carlen C. Sellers
Incorporator

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                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION

                                       OF


                            SOUTH WORKS POWER COMPANY

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as amended.



NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin June 10, 1999.









[Seal of the State of Indiana]

                                       In Witness Whereof, I have hereunto set
                                       my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Tenth day of June, 1999.


                                       /s/ SUE ANNE GILROY, Secretary of State


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                            ARTICLES OF INCORPORATION

[Seal of the state of Indiana]          State Form 4159


                          ARTICLES OF INCORPORATION OF:

The undersigned desiring to form a corporation (herein after referred to as "Corporation) pursuant to the provisions of: Indiana Business Corporation Law.

As amended, executes the following Articles of Incorporation:


Name of Corporation: South Works Power Company

Principal Office: 801 East 86th Avenue, Merrillville, Indiana 46410


The street address of the corporation's registered office in Indiana and the name of its initial registered agent at that office is:

Nina Rausch
5265 Hohman Avenue, Hammond, IN 46322


Number of shares: 1000 shares

Incorporators: Carlen C. Sellers, 6600 Sears Tower, Chicago IL 60606

In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of
                                Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 9th day of June, 1999

                                /s/ Carlen Sellers